EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Classover Holdings, Inc.

8 The Green, #18195

Dover, Delaware 19901

To Whom it may concern:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2026, relating to the consolidated financial statements, and schedules of Classover Holdings Inc., appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Bush & Associates CPA, LLC Las Vegas, Nevada April 9, 2026

2024 CCH Incorporated and/or Its Affiliates. All Rights Reserved.	COR-917	Page 1 of 1
Knowledge-Based Audits of PCAOB Entities